                                                                      EXHIBIT 11


                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                                      For the Three Months Ended March 31,
                                                                 --------------------------------------------
                                                                     1999                             1998
                                                                 -----------                      -----------
Basic:
Net income ............................................          $   959,657                      $13,314,362
                                                                 ===========                      ===========
Weighted average number of shares of common stock
outstanding ...........................................           52,910,264                       53,368,370
Net income per common share ...........................          $       .02                      $       .25
                                                                 ===========                      ===========
Diluted:
Net income ............................................          $   959,657                      $13,314,362
                                                                 ===========                      ===========
Weighted average number of shares of common stock
outstanding ...........................................           52,910,264                       53,368,370
Net effect of dilutive stock options--based on
the treasury stock method using average
market price ..........................................            4,771,134                        7,267,591
                                                                 -----------                      -----------
Total weighted average number of shares of common stock
and common stock equivalents outstanding ..............           57,681,398                       60,635,961
                                                                 ===========                      ===========
Net income per common share ...........................          $       .02                      $       .22
                                                                 ===========                      ===========